Exhibit 99.2

Cardinal Energy Group, Inc. (CEGX) Secures Long Term Project Financing

Funding Provided by Maximilian Global Through Its Subsidiary Keystone Energy

ABILENE, TX – June 22, 2015 — Cardinal Energy Group, Inc. (OTCQB: CEGX) (“Company”) is pleased to announce that it has secured long term project financing with Maximilian Global through the new company, Keystone Energy. Maximilian Global is a private equity firm based in New York and is controlled by Robert Levy. Maximilian Global formed Keystone Energy for the sole purpose of providing project financing to Cardinal through a joint venture approach. Cardinal initially owns a 5% stake in Keystone but has an option to acquire up to a 50% ownership stake in Keystone based on various oil & gas production benchmarks.

The first tranche of capital was received by the Company on Tuesday, June 16th and was earmarked to complete the development of the Bradford A & B leases. The Company contributed a 10% Working Interest in the prospect to Keystone in exchange for a 5% ownership stake in Keystone and received $250,000 in cash from Keystone for its remaining 10% Working Interest in the properties. Maximilian Global has committed a total of $2,600,000 specifically for the Bradford A & B leases through Keystone Energy.

This first project financing is part of a long term plan by the Company and Maximilian Global to provide a revolving line of credit to Cardinal, up to a maximum aggregate amount of $25,000,000, through a strategic partnership approach to capitalize on select lease acquisition and oil and gas development opportunities with the aim to diversify and grow Cardinal’s reserves base.

“We look forward to a long and prosperous relationship with Robert Levy and his company Maximilian Global. We have been building towards this significant financial event since our inception and will continue the Company’s focus toward growth and the creation of long-term shareholder value,” stated Timothy Crawford, CEO of Cardinal Energy.

Crawford added, “The initial financing and commitment from Maximilian Global enables the Company to acquire qualified opportunities from target companies with distressed balance sheets, in addition to new lease acreage in prime locations for subsequent new drilling development. Our strategy has been carefully constructed to remain profitable during the industry price deflation by increasing our BOPD production and revenues via shallow plays utilizing conventional vertical drilling to minimize our lifting costs. The result is a watershed moment for the Company as we build upon our record Q4 revenues with ample capital to continue our growth through this fiscal year.”

Robert Levy of Maximilian Global, said, “We are impressed with the management team and historical performance at Cardinal Energy and look forward to assisting the company’s growth with efficient capital solutions. We further agree with Cardinal’s expansion strategy formulated to take advantage of new opportunities available as a result of the decline in the price of oil. Cardinal has avoided overleveraging itself and therefore is well-positioned to grow through additional economically viable asset acquisitions.”

More information on Cardinal Energy Group, Inc. is available at www.cegx.us.

About Cardinal Energy Group, Inc. Cardinal Energy Group, Inc. is an environmentally responsible energy company principally engaged in the acquisition, development and production of crude oil. Cardinal’s strategy is to increase reserves and production through the acquisition and exploitation of oil and natural gas properties with high emphasis on known formations with significant proven reserves remaining that can be produced economically. The company’s properties and production and development efforts are located primarily in Texas. More information on Cardinal Energy Group, Inc. is available at www.cegx.us.

Forward Looking Statements

In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Cardinal Energy Group, Inc., is hereby providing cautionary statements identifying important factors that could cause our actual results to differ materially from those projected in forward-looking statements (as defined in such act). Any statements that are not historical facts and that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance (often, but not always, indicated through the use of words or phrases such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimated,” “intends,” “plans,” “believes” and “projects”) may be forward-looking and may involve estimates and uncertainties which could cause actual results to differ materially from those expressed in the forward-looking statements. These statements include, but are not limited to, our beliefs concerning our ability to increase the rate of oil and gas production, and the expected demand, pricing and operating results for our oil and gas operations.

Contact:

JP Fortune Group

949-218-4020